UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

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TechTarget, Inc.

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TECHTARGET, INC. 275 GROVE STREET NEWTON, MA 02466

April 27, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of TechTarget, Inc. (the “Annual Meeting”), which will be held at 2:00 p.m., Eastern Time, on Friday, June 16, 2017, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

As with prior years, we are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Notice will contain instructions on how to access those documents and vote online. The Notice will also contain instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope you will be able to attend and participate in the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we would like to thank you for your continued support and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2017

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Friday, June 16, 2017, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. At the Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will be asked to consider and act upon the following:

(1)

To elect two Class I Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier resignation or removal;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017;

(3)	To approve the Company’s 2017 Stock Option and Incentive Plan;

(4)	To approve an advisory (non-binding) proposal on the compensation of executive officers as described in these proxy materials;

(5)	To approve an advisory (non-binding) proposal on the frequency of the vote on the Company’s compensation of executive officers; and

(6)	To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TechTarget common stock at the close of business on April 21, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about May 1, 2017, and provide access to our proxy materials over the Internet, beginning on May 1, 2017, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 27, 2017

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company,” “TechTarget,” “we,” or “us”) of proxies to be voted at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 p.m., Eastern Time, on Friday, June 16, 2017, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466, or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 21, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 27,604,193 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company’s corporate headquarters are available at: www.techtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of Directors (Proposal No. 1), (ii) FOR the ratification of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2); (iii) FOR approval of the Company’s 2017 Stock Option and Incentive Plan (Proposal No. 3); (iv) FOR approval of an advisory (non-binding) proposal on the compensation of executive officers (Proposal No. 4); (v) for every “THREE YEARS” with respect to an advisory (non-binding) proposal on the frequency of the vote on our compensation of executive officers (Proposal No. 5); and (vi) in the discretion of the person named in the Company’s form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time, on June 16, 2017, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2017:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by Telephone: (888) 274-4111. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Form 10-K”) are also available through the Investor Relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about May 1, 2017 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.	What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 21, 2017, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote in person at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, or by other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, trust, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trust, bank, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, or nominee. Your broker, trust, bank, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker, bank or nominee and return it to the broker, trust, bank, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.	How may I vote my shares?

You may vote your shares in person by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            2

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials (“Notice of Availability”), then you may not vote your shares by filling out and returning the Notice of Availability. You must follow the instructions on the Notice of Availability to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card.

If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, by the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, Proposal No. 3, and Proposal No. 4 and for every THREE YEARS for Proposal No. 5. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, trust, bank, or other nominee for applicable voting procedures.

4.	How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing a later-dated proxy card, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time, on June 16, 2017, by attending the Annual Meeting and voting in person, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.	What is the quorum required for the Annual Meeting?

Holders of record of the common stock on April 21, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 27,604,193 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present to determine whether a quorum has been established.

6.	How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of Directors, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            3

7.	What are broker non-votes?

If you hold shares through a broker, trust, bank, or other nominee, generally the broker, trust, bank, or other nominee may under limited circumstances vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares on “routine” matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. However, your brokerage firm cannot vote your shares on any matter that is not considered routine. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Only Proposal No. 2 (ratifying the appointment of the independent public registered accounting firm) is considered a routine matter. The other proposals are not considered routine matters and, without your instruction, your broker, trust, bank, or other nominee cannot vote your shares on those proposals.

8.	What vote is required to approve the election of Directors (Proposal No. 1)?

Individual Director nominees are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of Directors, votes may be cast for or withheld with respect to the nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

9.	What vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2)?

The appointment of BDO USA, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.	What vote is required to approve the Company’s 2017 Stock Option and Incentive Plan (Proposal No. 3)?

We are subject to the NASDAQ Stock Market (“NASDAQ”) Listing Rules, including Listing Rule 5635(c), which requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or other equity compensation arrangement made. Our 2017 Stock Option and Incentive Plan will be approved if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.	What vote is required to approve the advisory (non-binding) vote on executive compensation (Proposal No. 4)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for approval of the advisory (non-binding) vote on executive compensation. With respect to Proposal No. 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of this proposal.

12.	What vote is required to approve the advisory (non-binding) vote on the continued frequency of stockholder advisory votes on executive compensation (Proposal No. 5)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for the approval, on an advisory basis, of one of the three frequency options presented under the advisory (non-binding) vote on the frequency of future executive compensation advisory votes. With respect to Proposal

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            4

No. 5, you may vote for every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal. If none of the three frequency options receives the vote of a majority of the votes properly cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by our stockholders. However, as described in more detail in Proposal No. 5, because this proposal is non-binding, our Board may decide that it is in our best interest or the best interests of our stockholders to hold future executive compensation advisory votes more or less frequently.

13.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or voting instruction card?

This means your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

14.	Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to a director candidate nominated by the Board. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

15.	Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov. You can also request a copy by calling us at (888) 274-4111 or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

TechTarget, Inc. | Proxy Statement for 2017 Annual Meeting of Stockholders            5

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Nominees for Election as Director

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, the Class I Directors will stand for election. Our Board is currently authorized to have, and we currently have, six members. Our Board has nominated each of Michael Cotoia and Roger M. Marino as nominees for election as the Class I Directors each to serve a three-year term, until the 2020 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director. Each nominee has indicated that he is willing and able to serve as Director if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board. None of our Directors are related to any other Director or to any of our executive officers.

Additional information about each nominee, the Company’s Class II and III Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2017.

Information About the Nominees

Name	Age	Position
Michael Cotoia	45	Chief Executive Officer and Director

Roger M. Marino(1)	78	Director

(1)

Member of Nominating and Corporate Governance Committee. Following Jay C. Hoag’s resignation from the Company on July 8, 2016, Mr. Marino left the Audit Committee and was appointed to serve as Chair of the Compensation Committee.

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as Executive Vice President (from 2010 to 2012) and in various other positions including Senior Vice President, and Vice President and Publisher from 2002 to 2010. Prior to joining TechTarget, Mr. Cotoia was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial advisory, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a certified public accountant. Mr. Cotoia’s history with the Company and valuable experience in the information technology advertising business provides the Board with specific knowledge of the Company’s operations and a greater understanding of the Company’s strategic opportunities. In the past five years, Mr. Cotoia has not served on the board of any other publicly traded company.

Roger M. Marino. Mr. Marino has served as a Director since 2000. Mr. Marino is an active private investor in numerous technology start-up companies. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC (“RMM Group”), a film production company, and RMM-P, an investment company. Prior to founding RMM Group, Mr. Marino founded EMC Corporation and retired as its President in 1992. Mr. Marino holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University’s Board of Trustees. He also serves on two private company boards. Mr. Marino’s extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which all of our customers operate.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote FOR Proposal No. 1, the Election of the Nominees to serve as Class I Directors.

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Directors Continuing in Office

Class II Directors (Term Expires at the 2018 Annual Meeting of Stockholders)

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over 35 years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Metacura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and Chief Executive Officer of Art Technology Group, Inc. (“ATG”), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was Chief Executive Officer of Quidnunc from 2000 to 2002 and President of ePresence Solutions (formerly Banyan Systems) from 1997 to 2000. Mr. Burke started his career as an operating systems specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Mr. Burke has a B.S. in Physics from Eastern Michigan University. Mr. Burke is also a board member for Sitecore Corporation A/S, a private leading web content management and marketing solution provider headquartered in Denmark and for Exa Corporation, a public company that develops, sells and supports simulation software and services for vehicle manufacturers headquartered in Burlington, Massachusetts. The Company believes that Mr. Burke’s extensive experience as a Chief Executive Officer and President of technology driven companies that are similar to the Company’s target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of United Communications Group (“UCG”), a business information publisher, where he has worked since 1977. He also founded Oil Price Information Service (“OPIS”), a company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of local websites that offer a method for users to post and view retail gasoline prices, in 2013. He is currently a partner at UCG, OPIS, and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. In addition, Mr. Levenson is a founding partner of Hyperwave Technologies, LLC, a company that is focused on developing and licensing innovative cooking technologies, and a former partner of LPF Atlanta LLC (“LPF”), which was the former majority owner of the Atlanta Hawks National Basketball Association franchise, and owns the operating rights to the Philips Arena, the major sports and entertainment venue in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson’s career of over thirty-five years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

Class III Directors (Term Expires at the 2019 Annual Meeting of Stockholders)

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer since our incorporation in September 1999 and as our Chairman since 2007. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG. Mr. Strakosch joined UCG in 1992 when the company acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation. Mr. Strakosch holds a B.A. from Boston College. As one of the Company’s two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

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Leonard P. Forman. Mr. Forman has served as a Director since December 2006. Mr. Forman served as the Chief Financial Officer and Executive Vice President of The New York Times Company from 2002 to 2006 when he retired. Mr. Forman had been President and Chief Executive Officer of The New York Times Company Magazine Group prior to its sale in April 2001. Previously, he served The New York Times Company as Senior Vice President of Corporate Development, New Ventures and Electronic Businesses. Mr. Forman also serves on the board of directors of Wolters Kluwer, N.V, a global information services company. Mr. Forman holds a B.A. from Queens College, City University of New York and completed his Ph.D. in Economics at New York University. The Company believes that Mr. Forman’s financial, strategic, and operational experience and acumen in the online services, print media, and advertising businesses bring valuable strategic and industry-specific insight to the Board and adds to its understanding of the risks and opportunities associated with our online media business.

Information about Continuing Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Greg Strakosch(1)	54	—	—	—
Robert D. Burke	62	Member	Member	—
Leonard P. Forman(2)	71	Chair	Member	Member
Bruce Levenson(3)(4)	67	Member	Member	Chair

(1)	Executive Chairman.
(2)	Audit Committee Financial Expert.
(3)	Following Jay C. Hoag’s resignation from the Company on July 8, 2016, Mr. Levenson was appointed to serve as Chair of the Nominating and Corporate Governance Committee.
(4)	Lead Independent Director.

Board Leadership Structure

In May 2016, Michael Cotoia became our Chief Executive Officer and Greg Strakosch became our Executive Chairman. The Board believes that this leadership structure, which separates the Executive Chairman and Chief Executive Officer roles, is appropriate as the Company transitions from primarily providing quarterly marketing campaigns towards an increased focus on providing our customers with purchase intent data under long-term contracts. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, both domestically and abroad, but he also continues to assist and advise Mr. Cotoia. As Chief Executive Officer, Mr. Cotoia is responsible for the general management and operation of the business and the guidance and oversight of the Company’s senior executives. Mr. Cotoia’s in-depth knowledge of the Company’s business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of the Company’s stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company’s strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below); and (ii) executive sessions of the independent Directors after every Board meeting. However, the Board recognizes that no single leadership model is right for all companies and at all times and, further, that, depending on the circumstances, other leadership models, such as an independent chairman of the board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

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Lead Independent Director

Bruce Levenson, an independent Director who serves as Chair of the Nominating and Corporate Governance Committee, was selected by the Board in 2016 to serve as the Lead Independent Director. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the Chief Executive Officer on Board and committee meeting agendas, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the Chief Executive Officer and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities.

Information About Other Executive Officers

Set forth in the table below is the name, age, and position of each other executive officer of the Company as of March 31, 2017. No executive officer is related to another executive officer or director.

Name	Age	Principal Occupation/Position Held with the Company
Michael Cotoia	45	Chief Executive Officer and Director
Kevin Beam	53	President
Don Hawk	45	Executive Director, Product Innovation
Daniel T. Noreck	45	Chief Financial Officer and Treasurer(1)

(1)

Janice O’Reilly served as our Chief Financial Officer and Treasurer from May 2012 to December 16, 2016. Mr. Noreck began serving as our Chief Financial Officer and Treasurer on December 19, 2016. Ms. O’Reilly provided services to the Company through February 24, 2017 to ensure a smooth and effective transition between Chief Financial Officers.

Kevin Beam. Mr. Beam has been employed by TechTarget since 2000, serving as its President since January 2012, and prior to that, as Executive Vice President since July 2004, and as a Vice President from March 2000 until July 2004. Prior to joining TechTarget, Mr. Beam was a Vice President in the Technology Division of UCG from 1992 to 2000. Prior to joining UCG, Mr. Beam served as Vice President at Reliability Ratings, an information technology publishing company, from 1989 to 1992. Before Reliability Ratings, Mr. Beam spent five years in sales and sales management positions at EMC Corporation. Mr. Beam holds a B.A. from Boston College.

Don Hawk. Mr. Hawk has served as TechTarget’s Executive Director of Product Innovation, since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

Daniel T. Noreck. Mr. Noreck has served as TechTarget’s Chief Financial Officer and Treasurer since December 2016. Prior to that, Mr. Noreck served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company (“P&W”), a regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island, from September 2010 to December 2016. Prior to joining P&W, Mr. Noreck worked as Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. in Accounting from the University of Massachusetts, Dartmouth and is a certified public accountant and a chartered global management accountant.

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INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines, are posted on the corporate governance page of our website located at www.techtarget.com. A copy of any of these governance documents can be obtained without charge by writing to TechTarget,  Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Corporate Governance Guidelines, which provide a framework for the conduct of the business of the Board, provide, among other things, that:

•

our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders. Our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs. Our Board has an oversight role and is not expected to perform or duplicate the tasks of our Chief Executive Officer or senior management;

•	the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•	a majority of the members of our Directors shall meet the independence standards of the NASDAQ;
•	the expectations for attendance and participation at Board meetings;
•	the structure of the Board;
•	a process by which stockholders may communicate with the Board; and
•	the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail below and in the Corporate Governance Guidelines themselves.

Board Determination of Independence

Under applicable NASDAQ standards, a Drector will only qualify as an “independent director” if the Director can satisfy certain bright line tests set forth in such standards. In addition, the Board must determine that the Director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board has determined that none of Messrs. Burke, Forman, Levenson, or Marino has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is “independent” as the term is defined by NASDAQ standards. Other than the payments by the Company reported in the “Director Compensation” section, none of our Directors have or will receive any compensation or have entered into any “golden leash” arrangements in connection with their service on our Board.

Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2016, our Board held eight meetings and each Director attended at least 75% of the aggregate number of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he served.

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Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2016, all of our Directors, excepting Jay C. Hoag and Bruce Levenson, participated in the Annual Meeting either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance page of our website located at www.techtarget.com. Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under NASDAQ listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that all members of the Compensation Committee meet any additional independence requirements set forth in Rule 10C-1 of the Exchange Act and Section 162(m) of the Internal Revenue Code.

Jay C. Hoag resigned from the Board on July 8, 2016. He previously served as the Chair of the Compensation and the Nominating and Corporate Governance committees. Following Mr. Hoag’s resignation, Mr. Marino left the Audit Committee, as a member, and joined the Compensation Committee, as Chair, and Mr. Levenson joined the Audit Committee, as a member, and assumed the role of Chair of the Nominating and Corporate Governance Committee.

Audit Committee. During the first half of 2016, our Audit Committee was comprised of Leonard P. Forman, the Chair of the Committee, Roger M. Marino, and Robert D. Burke. In August 2016, following Mr. Hoag’s resignation from the Board, Mr. Marino left the Committee and Mr. Levenson joined the Committee. Our Board has determined that Mr. Forman, who is an independent Director, is an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee’s responsibilities, as set forth in its Charter, include:

•	appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•	assessing and evaluating the work of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	meeting independently with our independent registered public accounting firm;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•	reviewing our quarterly earnings releases and financial disclosures;
•	making regular reports to the Board;
•	preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•	reviewing and assessing the adequacy of the Audit Committee Charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Audit Committee met six times in 2016.

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Compensation Committee. During the first half of 2016, our Compensation Committee was comprised of Jay C. Hoag, the Chair of the Committee, Leonard P. Forman, Bruce Levenson, and Robert D. Burke. In August 2016, following Mr. Hoag’s resignation from the Board, Mr. Marino was appointed to serve as Chair of the Compensation Committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•	reviewing and approving the compensation of our other executive officers and those members of management that report directly to our Chief Executive Officer;
•	reviewing and discussing with management our executive compensation disclosures included in reports and registration statements filed with the SEC and producing required reports;
•	establishing and reviewing our overall management compensation philosophy and policy;
•	overseeing our compensation, welfare, benefit, pension, and other similar plans;
•	overseeing the evaluation of management;
•	developing and reporting on, a Chief Executive Officer succession plan for consideration by the Board;
•	reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•	making regular reports to our Board;
•	reviewing and assessing the adequacy of the Compensation Committee Charter;
•	preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•	evaluating its own performance and reporting the results of such evaluation to our Board.

The Compensation Committee met six times in 2016. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Committee has not delegated any of its authority. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings “Director Compensation” and “Executive Compensation.”

Nominating and Corporate Governance Committee. During the first half of 2016, our Nominating and Corporate Governance Committee was comprised of Jay C. Hoag, the Chair of the Committee, Leonard P. Forman, Roger M. Marino, and Bruce Levenson. In August 2016, following Mr. Hoag’s resignation from the Board, Mr. Levenson was appointed to serve as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•	identifying individuals qualified to become Board members;
•	establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•	reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•	recommending to the Board the persons to be nominated for election as Directors and to each committee;
•	conducting an appropriate review and approval of all related-party transactions for potential conflict of interest situations on an ongoing basis;
•	developing and recommending to the Board a Code of Business Conduct and Ethics and Corporate Governance Guidelines;

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•	overseeing the evaluation of the Board and making regular reports to the Board;
•	reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee Charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met five times in 2016.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board’s consideration and review.

In identifying prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of our Board. Certain criteria are set forth in our Corporate Governance Guidelines and include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;
•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•	Directors must have the ability to exercise sound business judgment; and
•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities.

In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills, and experience should be an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole.

Effective July 8, 2016, Jay C. Hoag resigned as a Director and as Chair of the Compensation and Nominating and Corporate Governance committees of the Board. Michael Cotoia was identified as a potential nominee by the Board in connection with his recent appointment as the Company’s Chief Executive Officer and, following a review by the Nominating and Corporate Governance Committee, was recommended to the Board for appointment by the Committee to fill Mr. Hoag’s vacancy on the Board.

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Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Chairman of the Board is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our Board or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Chairman of the Board, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget,  Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Chairman of the Board, or to the attention of an individual Director.

The Board’s Role in Risk Oversight

The Board is primarily responsible for oversight of the Company’s risk management. As such, it regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, and legal and regulatory compliance issues. Additionally, the Board relies on the Audit Committee to oversee issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. With two members of management, specifically our Executive Chairman and our Chief Executive Officer, serving on the Board, they are able to facilitate open communication between the Company’s management team and Directors relating to risk and ensuring that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company’s compensation programs to ensure that they do not create undue risk-taking in the performance of Company goals. To assist the Compensation Committee in its evaluation, management conducted a risk analysis of the structure of the Company’s compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company’s business. In order to mitigate these risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the

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various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes. In addition to the numerous internal controls which require multidisciplinary review, BDO USA LLP, the Company’s independent registered public accounting firm, also reviews all components of quarterly and annual financial reporting and audits the Company’s annual financial statements. Management presented its analysis to the Compensation Committee in April 2017. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our website, which is located at www.techtarget.com. In addition, we will disclose on our website, if any, all amendments to, or waivers granted to any Director or executive officer from, any provision of the Code of Business Conduct and Ethics.

DIRECTOR COMPENSATION

Directors who are also employees will continue to receive no compensation for their service as a Director. All non-employee Directors receive the following compensation (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value at the time of issuance, 2,500 shares of our common stock, which options are immediately exercisable.

In addition, each non-employee Director receives, on an annual basis, the following retainer amounts for service as follows: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. Also, each committee chairperson receives the following additional annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units (“RSUs”) in lieu of cash payments for their retainers and meeting attendance fees under our 2007 Stock Option and Incentive Plan. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant. The following table details the compensation for 2016 of our non-employee Directors:

Name	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Robert D. Burke	51,500(3)	9,768	61,268
Leonard P. Forman	63,000	9,768	72,768
Jay C. Hoag(4)	12,500	—	12,500
Bruce Levenson	61,000(5)	9,768	70,768
Roger M. Marino	50,000(6)	9,768	59,768

(1)

The “Stock Awards” column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2016, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For the assumptions used to calculate the fair value of the equity awards granted, see Note 10 to our 2016 audited consolidated financial statements in our Form 10-K.

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(2)

The “Option Awards” column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2016, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 10 to our 2016 audited consolidated financial statements in our Form 10-K.

(3)	Mr. Burke received an attendance fee for a Committee meeting that was cancelled in 2016. His retainer for 2017 will be adjusted accordingly.
(4)	Reflects Stock Awards granted from January 2016 until Mr. Hoag’s resignation from the Board on July 8, 2016. Mr. Hoag was not granted any Option Awards in 2016.
(5)	Mr. Levenson did not receive payment for attendance at a Committee meeting in 2016. His retainer for 2017 will be adjusted accordingly.
(6)	Mr. Marino did not receive payment for attendance at a Board meeting in 2016. His retainer for 2017 will be adjusted accordingly.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers’ compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2016, consisted of four independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and Chief Executive Officer. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee regarding the compensation of the Company’s executive officers based, from time to time, in part upon the periodic benchmarking exercise described on page 21. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program provides adequate incentives and motivation to our executive officers, and whether it adequately compensates our executive officers. In addition to addressing cash compensation matters for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2016, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

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Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also take into account the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2015 for the 2016 fiscal year, and adjusts them from time to time as appropriate after taking into account an individual’s responsibilities, performance, skills specific to our business, and industry experience, as well as the limited benchmarking referenced above and described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. For 2016, the annual base salary for all of our named executive officers, excluding Mr. Cotoia and Mr. Noreck, remained the same as 2015. Mr. Cotoia’s base salary was increased $160,000 (or 36%) over his annual base salary for 2015 when he was appointed to the position of Chief Executive Officer. Mr. Noreck joined TechTarget on December 19, 2016 with a base salary of $225,000.

Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. We designed our Executive Incentive Bonus Plan in a manner we believe will focus and motivate our management on achieving key company financial objectives and reward our management for achievement of these true measures of operating performance. In December 2015, our Board approved the Executive Incentive Bonus Plan (“Bonus Plan”), goals for 2016. As in past years beginning in 2011, the Compensation Committee concluded that “Revenue” (as defined by Generally Accepted Accounting Principles (“GAAP”)) and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”), were the appropriate measurements of our performance with respect to the Bonus Plan. In 2016, the Compensation Committee once again determined that each of Revenue and Adjusted EBITDA were of equal importance and assigned an equal weighting to each metric. Adjusted EBITDA is a non-GAAP financial measure defined as EBITDA (which is defined as earnings before interest expense (income) net, provision for (benefit from) income taxes, depreciation and amortization), as further adjusted to exclude stock-based compensation, secondary offering costs, and other one-time charges, if any. For a detailed discussion of Adjusted EBITDA please refer to our Form 10-K.

In establishing the relevant Revenue and Adjusted EBIDTA targets used in the Bonus Plan for fiscal year 2016, the Compensation Committee reviewed the Company’s 2016 budget. The Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget. The Committee also took into consideration the Company’s actual performance against its 2015 budget. Based on those two factors, the Committee increased the 2016 targets against the prior year period. After the Compensation Committee established the 2016 Bonus Plan goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company’s annual budget. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the various factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Messrs. Strakosch, Cotoia, Beam, and Hawk and Ms. O’Reilly for 2016: $145,000, $110,000, $110,000, $70,000 and $50,000, respectively.

Plan Operation. In order for our executive officers to earn a bonus under the Bonus Plan, the minimum threshold of 90% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target for the subject quarter must be achieved. The targets for each metric are measured on a cumulative quarterly basis. If the applicable 90% threshold is achieved, then each of our executive officers would earn 50% of that quarter’s portion of the targeted bonus amount at 90% of the threshold with respect to the applicable metric. Furthermore, each of our executive officers could earn an additional 5% within each metric for each additional 1% of the Adjusted

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EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) for that quarter, or cumulative quarters, was achieved. In the event that both Adjusted EBITDA and Revenue were greater than 100%, then the executive could earn more than his or her respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. In the event that performance was less than 90%, no bonus would be earned. The maximum bonus payable to an executive under the Bonus Plan is established by the Compensation Committee.

The Bonus Plan provides for quarterly payments to the named executive officers based on the portion of the annual financial metrics allocated to each quarter under the Bonus Plan. The Bonus Plan provides that such quarterly payments made to the named executive officers, if any, could be recovered by the Company for subsequent quarterly performance (the “clawback”), and that the named executive officers could receive the payment (or a portion thereof) applicable to a prior quarter for which the applicable metrics were not achieved in the event that the aggregate amount of the metrics, on a cumulative basis, were achieved over multiple quarters. With respect to the clawback, the Bonus Plan provides that, at the end of fiscal 2016, if the aggregate amount of quarterly payments had resulted in an overpayment (that would not have been made if the payments had been made on a one-time basis at the end of fiscal 2016), then the named executive officers would be required to repay the Company in the amount of the overpayment. Such repayment would be made over a six-month period in the form of offsets to other compensation payments owed to the named executive officer; provided that, in the event that the employment of a named executive officer were terminated for any reason, the full amount of any overpayment then due and owing to the Company would become immediately due and payable. The Bonus Plan also provided that no quarterly payment could exceed 25% of the applicable named executive officer’s target bonus amount and that any payments in excess of such targeted bonus amount would only be paid in the event that the annual financial metrics were exceeded. All other material terms of the Bonus Plan also remained the same as in 2015, which terms are consistent with the terms of annual performance bonus plans that have been in place for our executive officers since 2002. In December 2016, our Compensation Committee approved a change to the Bonus Plan for 2017 to eliminate quarterly payments and provide that the performance goals will be measured at the end of each fiscal year and payments will be made prior to March 15 of the following year.

2016 Plan Performance. In 2016, the Company produced cumulative Adjusted EBITDA and Revenue, respectively, in the following percentages of the applicable quarterly and annual targets, which resulted in the following performance relative to the Bonus Plan targets:

Quarter	Adjusted EBITDA	Revenue
Q1	88%	97%
Q2	76%	90%
Q3	42%	79%
Q4	43%	76%

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Our executive officers received the following payouts, subject to the clawback as described in footnote 1 to the table:

Name and Position	Target($)	Actual($)(1)
Greg Strakosch, Executive Chairman	145,000	23,562

Janice O’Reilly, Chief Financial Officer(2)	50,000	8,125

Michael Cotoia, Chief Executive Officer	110,000	17,875

Kevin Beam, President	110,000	17,875

Don Hawk, Executive Director	70,000	11,375

(1)

Represents aggregate quarterly cash payments to each executive officer in respect of performance for the first two quarters of 2016. Based on full year 2016 performance, however, the Company will clawback these payments in their entirety in accordance with the terms of the Bonus Plan.

(2)

Janice O’Reilly served as our Chief Financial Officer and Treasurer from May 2012 to December 16, 2016. Daniel T. Noreck began serving as our Chief Financial Officer and Treasurer on December 19, 2016 and was not eligible to participate in the Bonus Plan.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive’s overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock option grants under our 1999 Stock Option Plan and stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period, which is typically multi-year.

We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in August and generally only during open trading windows. We do not typically grant the same individuals an award each year. Further, we do not routinely grant each named executive officer an RSU award each year. We may grant any individual executive officer an RSU award periodically. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three year period.

In determining equity awards, our Compensation Committee considers the Company’s business and financial performance, the executive’s performance and future potential, the award value relative to other executives’ awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the recommendations of our Chief Executive Officer with respect to awards to the executive officers and employees other than the Chief Executive Officer, and, from time to time, the external data described in the “Benchmarking of Compensation and Equity” section below.

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2016 Equity Grants. In August 2016, the Compensation Committee granted Mr. Cotoia 150,000 RSUs, Mr. Beam 150,000 RSUs, Mr. Strakosch 225,000 RSUs, and Mr. Hawk 90,000 RSUs. Additionally, in December 2016, the Committee granted Mr. Noreck 45,000 RSUs. Each grant vests one-third per year over three years. The Committee made the awards to Messrs. Cotoia, Beam, Strakosch, and Hawk in recognition of their performance and contributions to the Company as well as their expected future contributions. The Committee made the award to Mr. Noreck in connection with his hire as the Company’s Chief Financial Officer and Treasurer. There were no other equity awards made to executive officers during 2016.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to the following employee benefits: medical, dental, and vision care plans; supplemental vision care plan; flexible spending accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. Currently, we match fifty cents of each dollar of compensation contributed by the participant up to a maximum of $2,000 per year. The employer contributions vest over a four-year period commencing on the employee’s hire date.

Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm’s services to the executive officer during the year.

Advisory Vote on Executive Compensation. At our 2011 Annual Meeting of Stockholders, a majority of stockholder votes were cast for a say-on-pay vote once every three years. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program once every three years. At the 2014 Annual Meeting of Stockholders, a majority of stockholders votes were cast for the compensation of the named executive officers as disclosed in the 2014 Proxy Statement. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2017.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, treatment of equity in the event of a termination of employment under certain circumstances or a change of control. These terms are described in more detail under the heading “Employment Agreements and Potential Payments Upon Termination or Change of Control.” The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one year post-termination for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months post-termination for the other named executive officers. The executive officers’ employment agreements are described in more detail on page 27 under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers (other than our Chief Executive Officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We consider the effect of Section 162(m) when structuring the performance-based portion of our executive compensation and, when feasible, comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

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Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Committee’s own substantial business and industry experience, in setting executive compensation.

From time to time, including most recently in 2014, the Compensation Committee reviewed peer company information and data compiled by Company officers from publicly available information regarding the following companies: WebMD, QuinStreet, Leaf Group, Dice Holdings, BankRate, XO Group, TheStreet.com and TripAdvisor. This group of peer companies was determined to have been appropriate by the Committee because of their characteristics and industry focus that are similar to ours. With regard to our Chief Executive Officer and Chief Financial Officer, given that we believe the role and responsibilities for those positions are generally consistent from company to company, we review from time to time the compensation of those titled positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other three members of our executive management team, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities.

The Compensation Committee took this information into consideration when setting compensation for our executive officers in 2016 and 2017. The Committee also considered additional individual factors that contribute to the executive’s value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Committee’s review of the compensation data available on the executives in the Company’s peer group, the Committee determined that the base salary and target bonus for each executive officer, excluding Mr. Cotoia, for 2016 and 2017 would remain unchanged from 2014. In May 2016, when Mr. Cotoia was appointed to the position of Chief Executive Officer, his 2016 base salary was increased $160,000 (or 36%) over his annual base salary for 2015 and his target bonus for 2017 was increased $35,000 (or 32%) over his target bonus for 2016.

Neither the Compensation Committee nor the Company has retained a compensation consultant. From January 2016 through July 8, 2016, the Committee was comprised of Leonard P. Forman, Jay C. Hoag, Bruce Levenson, and Robert D. Burke. Following Mr. Hoag’s resignation from the Board, Roger M. Marino was appointed to serve on the Committee as its Chair. The Compensation Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Leonard P. Forman

Bruce Levenson

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Summary Compensation Table

The following table sets forth the compensation paid or earned for 2016, 2015, and 2014 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Greg Strakosch	2016	600,000	2,056,500	0	13,000	2,669,500
Executive Chairman	2015	600,000	—	76,126	2,000	678,126
	2014	600,000	412,622	145,000	2,000	1,159,622

Michael Cotoia(4)	2016	545,448	1,371,000	0	13,000	1,929,448
Chief Executive Officer	2015	440,000	—	57,751	2,000	499,751
	2014	440,000	2,106,274	110,000	2,000	2,658,274

Janice O’Reilly(5)	2016	250,000	—	0	13,000	263,000
Chief Financial Officer and	2015	250,000	102,480	26,251	2,000	380,731
Treasurer	2014	250,000	142,284	50,000	2,000	444,284

Daniel T. Noreck(6)	2016	8,014	384,300	—	—	392,314
Chief Financial Officer and	2015	—	—	—	—	—
Treasurer	2014	—	—	—	—	—

Kevin Beam	2016	440,000	1,371,000	0	13,000	1,824,000
President	2015	440,000	—	57,751	2,000	499,751
	2014	440,000	313,024	110,000	2,000	865,024

Don Hawk	2016	480,000	822,600	0	8,389	1,310,989
Executive Director	2015	480,000	—	36,751	2,000	518,751
	2014	480,000	199,197	70,000	2,000	751,197

(1)

The amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 granted to each named executive officer during 2016, 2015, and 2014. The amounts shown for 2014 include payments in excess of target under the 2014 Executive Incentive Bonus Plan. See Note 10 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards.

(2)

The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2016, 2015, and 2014. The amounts shown for 2015 represent aggregate cash payments to each executive officer in accordance with the terms of the 2015 Executive Incentive Bonus Plan for the first three quarters of 2015. Based on full year 2015 performance under the Bonus Plan for 2015, however, the Company clawed-back payments through retention of first and second quarter 2016 payments otherwise due, resulting in a net repayment by each executive officer, in 2016, as follows: Mr. Strakosch ($9,063); Ms. O’Reilly ($3,125); Mr. Cotoia ($6,875); Mr. Beam ($6,875); and Mr. Hawk ($4,375). Based on full year 2016 performance under the 2016 Executive Incentive Bonus Plan, the Company will clawback the following amounts: Mr. Strakosch ($23,562); Ms. O’Reilly ($8,125); Mr. Cotoia ($17,875); Mr. Beam ($17,875); and Mr. Hawk ($11,375). For more information, see “Executive Compensation ---- Executive Incentive Bonus Plan” above.

(3)

These amounts represent matching 401(k) contributions of $2,000 per executive officer and costs to the Company for services incurred to provide certain financial counselling services including finances, estate and tax planning, and tax preparation services to our executive officers totaling $11,000 per executive officer, with the exception of Mr. Hawk whose total was $6,389.

(4)	Mr. Cotoia’s base salary was increased by $160,000 in May 2016 in connection with his appointment as the Company’s Chief Executive Officer.

(5)	Ms. O’Reilly served as our Chief Financial Officer and Treasurer from May 2012 to December 16, 2016.

(6)	Mr. Noreck joined the Company on December 19, 2016.

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Grants of Plan-Based Awards For 2016

The following table sets forth grants of plan-based awards made during 2016 for our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Greg Strakosch	12/16/16	145,000	—	—
	8/3/16	—	225,000	2,056,500

Michael Cotoia	12/16/16	145,000	—	—
	8/3/16	—	150,000	1,371,000

Daniel T. Noreck	12/19/16	50,000	45,000	384,300

Kevin Beam	12/16/16	110,000	—	—
	8/3/16	—	150,000	1,371,000

Don Hawk	12/16/16	70,000	—	—
	8/3/16	—	90,000	822,600

(1)

Reflects full year target awards under the Bonus Plan for 2017. Amounts earned by the named executive officers under the Bonus Plan for 2016 are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)	Represents a RSU award granted to the named executive officer.
(3)

Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 10 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation” included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

1999 Stock Option Plan. Our 1999 Stock Option Plan, as amended, was adopted by our Board and approved by our stockholders in September 1999 and most recently amended on September 27, 2006. Our 1999 Stock Option Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 1999 Stock Option Plan. The 1999 Stock Option Plan provided for the grant of incentive stock options, nonqualified stock options, restricted stock, and other stock-based awards. As of April 27, 2017, no awards remained outstanding and no further awards may be granted due to the expiration of the 1999 Stock Option Plan in 2009.

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the “2007 Stock Plan”), upon recommendation of the Compensation Committee, was adopted by our Board and approved by our stockholders in April 2007 and became effective on May 15, 2007. Our 2007 Stock Plan permits us to make grants of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), deferred stock awards, restricted stock awards, and other awards to employees, officers, Directors, consultants, and advisors. Our 2007 Stock Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each year, beginning on January 1, 2008, by the lesser of (a) 2% of the outstanding number of shares of common stock on a fully diluted basis on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our Compensation Committee. Generally, shares

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that are forfeited or canceled from awards under the 2007 Stock Plan also will be available for future awards. In addition, stock options returned to our 1999 Stock Option Plan as a result of their expiration, cancellation, or termination, are automatically made available for issuance under our 2007 Stock Plan. In December 2015, the Compensation Committee allowed for the automatic two percent increase of the number of shares reserved and available for issuance under the 2007 Stock Plan. As a result of this allowance and the forfeiture and termination of awards under our 1999 Stock Option Plan and our 2007 Stock Plan, as of December 31, 2016, there were 3,623,283 shares reserved and available for issuance under the 2007 Stock Plan.

The 2007 Stock Plan is administered by our Compensation Committee. Our Compensation Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Stock Plan. All full-time and part-time officers, employees, Directors, and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Stock Plan. The exercise price of stock options awarded under the 2007 Stock Plan may not be less than the fair market value of the common stock on the date of the option grant. Our Compensation Committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and, subject to the provisions of the 2007 Stock Plan, the period of time, if any, after retirement, death, disability, or other termination of employment during which options may be exercised. The stock options granted to our executives typically vest as follows: 25% of the number of shares covered by the option on the first anniversary of the date of grant and 6.25% of the number of shares covered by the option for the twelve quarters thereafter. The term of the options is between six and ten years. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted stock and deferred stock awards may also be granted under the 2007 Stock Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by our Compensation Committee. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the Compensation Committee shall determine. Our Compensation Committee will determine the number of shares of restricted stock or deferred stock awards granted to any employee. The 2007 Stock Plan also gives the Compensation Committee discretion to grant stock awards free of any restrictions. RSU awards entitle the recipient to receive shares of common stock to be delivered at the time the RSUs vest subject to any deferral plan that a named executive officer may elect to put in place. RSU awards to our named executive officers generally vest in annual installments over three years, subject to the specific grant terms detailed above. Beginning with awards made in August 2015, delivery dates for vested RSUs are selected by the Company to spread out the deliveries over a few months following the vesting date, rather than on the anniversary of the grant date. Also, beginning in August 2015, the Company (rather than the award recipient) has the option to direct an award recipient to satisfy his or her tax liability with respect to vesting of awards and delivery of shares by a net issuance of shares, among other methods. Upon termination of employment, except as provided under the respective executive’s employment agreement as specified below, unvested RSUs automatically terminate and will be forfeited. Until shares of common stock are delivered, generally at the time the RSUs vest (unless delivery thereof is deferred), the holder has no rights as a stockholder with respect to the shares subject to such RSUs, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the RSUs may not be sold, assigned, encumbered, or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. In the event the executive’s employment with us is terminated by reason of death or disability or by us for a reason other than for cause (as defined in the applicable named executive officer’s employment agreement), then the number of RSUs which will be deemed vested will be determined in accordance with the applicable executive’s employment agreement (as summarized below).

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Our Compensation Committee also may grant awards under the 2007 Stock Plan that are intended to be “qualified performance-based” compensation under Section 162(m) of the Code. No awards may be granted under the 2007 Stock Plan after May 15, 2017, and, in the case of incentive stock options, after April 20, 2017. In addition, our Board may amend or discontinue the 2007 Stock Plan at any time and our Compensation Committee may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, our Compensation Committee may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Unless our Compensation Committee provides otherwise, the 2007 Stock Plan does not generally allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. See “Potential Payments Upon Termination or Change in Control” for a description of the effect of a termination of employment and/or change in control on the vesting schedules of stock options and RSUs granted to our executive officers.

2017 Stock Option and Incentive Plan. See “Proposal No. 3: Approval of the TechTarget, Inc. 2017 Stock Option and Incentive Plan” for a description of the equity compensation plan that the Board adopted on March 10, 2017, subject to the approval of the Company’s stockholders.

Outstanding Equity Awards at Fiscal Year End for 2016

The following table summarizes the outstanding equity award holdings held by our named executive officers as of December 31, 2016. All of Ms. O’Reilly’s unvested RSUs outstanding as of December 31, 2016 were forfeited upon the effective date of her resignation.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Greg Strakosch	225,000	(2)	1,919,250

Michael Cotoia	226,500	(3)	1,932,045

Daniel T. Noreck	45,000	(4)	383,850

Kevin Beam	150,000	(5)	1,279,500

Don Hawk	115,000	(6)	980,950

(1)

The amounts shown in this column are for RSUs. The value of the RSUs is based on $8.53, which was the closing price of the Company’s stock on December 30, 2016, the last trading day of the Company’s fiscal year.

(2)	Mr. Strakosch’s RSUs vest as follows: 75,000 on each of August 3, 2017, 2018, and 2019.
(3)	Mr. Cotoia’s RSUs vest as follows: 50,000 on each of August 3, 2017, 2018, and 2019 and 76,500 on August 4, 2017.
(4)	Mr. Noreck’s RSUs vest as follows: 15,000 on each of December 19, 2017, 2018, and 2019.
(5)	Mr. Beam’s RSUs vest as follows: 50,000 on each of August 3, 2017, 2018, and 2019.
(6)	Mr. Hawk’s RSUs vest as follows: 30,000 on each of August 3, 2017, 2018, and 2019 and 25,000 on December 20, 2017.

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Option Exercises and Stock Vested For 2016

The following table sets forth the aggregate number of shares for which options were exercised and the aggregate number of restricted stock unit awards that vested for our named executive officers in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired On Vesting(#)	Value Realized On Vesting($)(1)
Greg Strakosch	500,000(2)	535,000	150,000(3)	1,380,000

Michael Cotoia	—	—	149,250(4)	1,310,485

Janice O’Reilly	—	—	21,500(5)	179,985

Daniel T. Noreck	—	—	—	—

Kevin Beam	375,000(6)	286,138	75,000(7)	640,750

Don Hawk	500,000(8)	460,000	75,000(9)	677,500

(1)	Values shown represent the number of shares deferred multiplied by the fair market value of a share of the Company’s common stock on the applicable vesting date.
(2)

On June 16, 2016, Mr. Strakosch exercised an option to purchase 500,000 shares by engaging in a net exercise, whereby he paid the exercise price for the option and applicable withholding taxes with 456,920 shares underlying the option, resulting in the receipt of 43,080 shares.

(3)	Pursuant to individual deferral arrangements, Mr. Strakosch deferred receipt of shares underlying RSUs as follows: 150,000 shares that vested on July 26, 2016 were delivered on September 1, 2016.
(4)

Pursuant to individual deferral arrangements, Mr. Cotoia deferred receipt of shares underlying RSUs as follows: 74,250 shares that vested on August 4, 2016 were delivered on August 18, 2016 and 25,000 shares that vested on December 21, 2016 will be delivered on April 1, 2018.

(5)

Pursuant to individual deferral arrangements, Ms. O’Reilly deferred receipt of shares underlying RSUs as follows: 5,000 shares that vested on January 10, 2016 were delivered on February 16, 2016, 7,500 shares that vested on May 4, 2016 were delivered on May 12, 2016, 4,000 shares that vested on August 3, 2016 were delivered on September 1, 2016, and 5,000 shares that vested on December 20, 2016 were delivered on February 23, 2017.

(6)

On July 1, 2016, Mr. Beam exercised an option to purchase 345,230 shares by engaging in a net exercise, whereby he paid the exercise price for the option and applicable withholding taxes with 325,242 shares underlying the option, resulting in the receipt of 19,988 shares. On July 21, 2016, Mr. Beam exercised an option to purchase 29,770 shares by engaging in a net exercise, whereby he paid the exercise price for the option and applicable withholding taxes with 25,747 shares underlying the option, resulting in the receipt of 4,023 shares.

(7)	Pursuant to individual deferral arrangements, Mr. Beam deferred receipt of shares underlying RSUs as follows: 25,000 shares that vested on December 21, 2016 were delivered on March 1, 2017.
(8)

On June 14, 2016, Mr. Hawk exercised an option to purchase 500,000 shares by engaging in a net exercise, whereby he paid the exercise price for the option and applicable withholding taxes with 460,190 shares underlying the option, resulting in the receipt of 39,810 shares.

(9)	Pursuant to individual deferral arrangements, Mr. Hawk deferred receipt of shares underlying RSUs as follows: 50,000 shares that vested on July 26, 2016 and were delivered on February 28, 2017.

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Nonqualified Deferred Compensation for 2016

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred pursuant to individual deferral arrangements in accordance with the terms of the individual RSU award agreements made by each executive officer in 2016.

Name	Executive Contribution in Last Fiscal Year(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)(4)
Greg Strakosch	150,000	—	1,204,500	—

Janice O’Reilly	5,000	—	32,000	—
	7,500	1,350	59,025	—
	5,000	2,450(5)	45,950	—
	4,000	—	32,120	—

Michael Cotoia	25,000	—	—	213,250
	74,250	—	588,803	—

Kevin Beam	25,000	10,500(6)	228,750	—

Don Hawk	50,000	—	457,500	—

(1)	Represents number of shares the delivery and receipt of which were deferred pursuant to individual deferral arrangements.
(2)	Represents appreciation in the value of the shares from date of deferral to date of delivery.
(3)	Represents fair market value of the shares on the date of delivery.
(4)	Based on $8.53, the fair market value of a share of the Company’s common stock on December 30, 2016, the last trading day of the Company’s fiscal year.
(5)	Represents the amount that would have been earned if the shares had been delivered on December 31, 2016. The shares were delivered in February 2017.
(6)	Represents the amount that would have been earned if the shares had been delivered on December 31, 2016. The shares were delivered in March 2017.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following narrative and tabular disclosure summarizes the material terms of the employment agreements and the payments that would be made to each named executive officer assuming that one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each executive officer to severance benefits if the Company terminates the executive officer’s employment in certain situations as follows: (i) without “cause”; (ii) if the executive officer terminates his or her employment for “good reason”; (iii) death; or (iv) disability. For purposes of the employment agreements, “cause” means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, “good reason” means: (I) a material reduction of the executive’s salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive’s responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement.

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In the event of a termination of the executive without “cause,” by the executive officer for “good reason,” as a result of the executive’s death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Mr. Strakosch and Mr. Cotoia, equal to their annual salary, and in the case of Messrs. Beam, Noreck, and Hawk, equal to nine months of their respective annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of his or her annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs for those executive officers who have been employed by the Company for five years or less.

In the event that the executive officer is terminated for cause or terminates his or her employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a change of control, all unvested stock options and all unvested RSU grants will vest and become fully exercisable. Under the terms of the named executive officer employment agreements “change of control” is defined as: (i) a merger or consolidation of the Company with or into any other corporation or other business entity (except one in which the holders of our capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of our Board, which we refer to as voting stock, of the surviving corporation); (ii) a sale, lease, exchange, or other transfer (in one transaction or a related series of transactions) of all or substantially all of our assets; (iii) the acquisition by any person or any group of persons (other than us, any of our direct or indirect subsidiaries, or any trustee, fiduciary, or other person or entity holding securities under any employee benefit plan or trust of us or any of our direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the voting stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, more than 50% of the combined voting power of the voting stock other than as a result of an acquisition of securities directly from us, or solely as a result of an acquisition of securities by us, which by reducing the number of shares of the voting stock outstanding increases the proportionate voting power represented by the voting stock owned by any such person to more than 50% of the combined voting power of such voting stock; (iv) a change in the composition of our Board following a tender offer or proxy contest, as a result of which persons who, immediately prior to such tender offer or proxy contest, constituted our Board shall cease to constitute at least a majority of the members of our Board; and (v) any liquidation, reorganization in bankruptcy, dissolution, or winding up of us (whether voluntary or involuntary).

In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive’s target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following tables set forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event of termination not for cause following an effective change of control of the Company. For purposes of the potential payments below, we have used December 31, 2016 as the date of termination upon a change of control.

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Potential Termination Payments Upon Change of Control

Name	Salary($)(1)	Bonus($)(2)	Stock Options and RSUs($)(3)	Healthcare Benefits($)(4)	Total($)
Greg Strakosch	600,000	145,000	1,919,250	10,092	2,674,342

Michael Cotoia	600,000	145,000	1,932,045	10,092	2,687,137

Daniel T. Noreck	168,750	50,000	383,850	7,825	610,425

Kevin Beam	330,000	110,000	1,279,500	7,825	1,727,325

Don Hawk	360,000	70,000	980,950	9,260	1,420,210

(1)

In the case of both Mr. Strakosch and Mr. Cotoia, the amount is equal to their annual salary. In the case of each of Messrs. Beam, Hawk, and Noreck the amount is equal to nine months of their annual salary.

(2)

The total bonus payments due upon a termination following a change of control were calculated based on actual, full year 2016 performance under the Bonus Plan. Quarterly payments received by the executive officers in 2016 were not taken into account in calculating these amounts. Thus, the payments in this column would be reduced by the amount of such bonus payments paid during 2016. In the event of termination not for cause or the failure by the Company to renew the executive’s employment agreement, Mr. Strakosch and Mr. Cotoia would receive the bonus set forth in the table above, and the other executives would be entitled to the following bonus payments: Mr. Beam - $82,500; Mr. Hawk - $52,500; and Mr. Noreck - $37,500.

(3)

Represents the number of shares of our common stock underlying option and RSU grants that would vest, multiplied by the closing price of the Company’s common stock on December 30, 2016, the last trading day of the Company’s fiscal year, and, in the case of options, minus the related exercise price. In the event of a termination not for cause or the failure by the Company to renew the executive’s employment agreement, the executives would receive the amounts set forth above and Mr. Noreck would receive $191,925 representing 50% of his outstanding unvested equity awards.

(4)	Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the 1999 Stock Option Plan and the 2007 Stock Option Plan as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	2,698,419	9.42	3,623,283(1)

Equity compensation plans not approved by security holders	—	—	—

Total	2,698,419	9.42	3,623,283

(1)

The 2007 Stock Plan provides for an annual evergreen authorization of the lesser of (a) 2% of the Company’s outstanding shares of common stock on a fully diluted basis on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our Compensation Committee, which resulted in the authorization of an additional 748,935 shares of common stock under the 2007 Stock Plan for 2016. The 2007 Stock Plan terminates on May 15, 2017.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Marino (Chair), Burke, Forman, and Levenson, and previously included Mr. Hoag (former Chair) prior to his resignation from the Board on July 8, 2016. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2016 has ever been one of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2017 (or such other date as indicated) for each person, entity, or group who, to the best of the Company’s knowledge, beneficially own more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage of beneficial ownership is based on 27,429,749 shares of common stock outstanding as of March 31, 2017.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
Trigran Investments, Inc.(1) 630 Dundee Road, Suite 230 Northbrook, Illinois 60062	2,628,231	9.58

Nine Ten Partners LP(2) 12600 Hill Country Blvd, Suite R-230 Austin, Texas 78738	2,953,648	10.77

Headlands Strategic Opportunities Fund LP(3) One Ferry Building, Suite 255 San Francisco, California 94111	1,637,461	5.97

(1)

Information is based on a Schedule 13G/A filed jointly by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, and Bradley F. Simon with the SEC on February 13, 2017, which indicated that the reporting persons share dispositive and voting power over the indicated number of shares. Douglas Granat, Lawrence A. Oberman, Steven G. Simon, and Bradley F. Simon are the controlling shareholders and/or sole directors of Trigran Investments, Inc. and thus may be considered beneficial owners of shares beneficially owned by Trigran Investments, Inc.

(2)

Information is based on a Schedule 13G/A filed jointly by Nine Ten Partners, LP, Nine Ten Capital Management LLC (“NTCM”), Brian Bares, James Bradshaw, and Russell Mollen with the SEC on February 14, 2017. NTCM is the investment advisor to Nine Ten Partners LP and may be deemed to beneficially own the reported shares. Brian Bares, James Bradshaw, and Russell Mollen are control persons of Nine Ten GP, LP, the general partner for Nine Ten Partners LP.

(3)

Information is based on a Schedule 13G/A filed jointly by Headlands Strategic Opportunities Fund, LP (“HSO”), Headlands Capital Management, LLC (“HCM”), its general partner, David E. Park III, and David W. Cost, Jr., members of the investment committee of HCM with the SEC on February 14, 2017. HSO, HCM, David E. Park III, and David W. Cost, Jr., may be deemed to beneficially own the reported shares.

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Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2017 (or such other date as indicated) for each of our named executive officers, Directors, and all of our named executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2017, including shares subject to options exercisable within sixty days of March 31, 2017, and shares subject to RSUs scheduled to be delivered within sixty days of March 31, 2017, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	105,427	10,000	115,427	0.42

Leonard P. Forman(3)	167,163	100,000	267,163	0.97

Bruce Levenson(4)	1,936,239	20,000	1,956,239	7.13

Roger M. Marino(5)	3,366,486	25,000	3,391,486	12.36

Greg Strakosch(6)	1,584,150	—	1,584,150	5.78

Michael Cotoia(7)	97,349	50,000	147,349	0.54

Daniel T. Noreck	—	—	—	—

Kevin Beam	583,033	—	583,033	2.13

Don Hawk	235,182	—	235,182	0.86

All Directors and named executive officers as a group (9 persons)	8,075,029	205,000	8,280,029	30.19

(1)	The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466.
(2)	Includes (i) options to purchase 10,000 shares of the Company’s common stock and (ii) 105,427 shares held by the Robert and Janelle Burke Trust.
(3)	Includes options to purchase 100,000 shares of the Company’s common stock.
(4)

Includes (i) options to purchase 20,000 shares of the Company’s common stock, (ii) 28,903 shares held by Mr. Levenson individually, (iii) 365,467 held by the Bruce and Karen Levenson Family Foundation, Inc., which Mr. Levenson disclaims any pecuniary interest, (iv) 1,079,182 shares held by the Levenson Family Irrevocable Trust GST, and (v) 462,687 shares held by the Levenson Family Irrevocable Trust Non-GST.

(5)

Includes (i) options to purchase 25,000 shares of the Company’s common stock, (ii) 4,594 shares held by Mr. Marino individually, (iii) 166,230 shares held by Rogram, LLC, and (iv) 3,195,662 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.

(6)

Includes (i) 60,148 shares held by the Gregory M. Strakosch Qualified Annuity Trust II, (ii) 15,440 shares held by the Strakosch Family 2014 Irrevocable Trust Margaret Strakosch, Trustee Brokerage, and (iii) 1,508,562 shares held by Mr. Strakosch individually.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2016. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from our officers and Directors that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with except for one Form 4 filing on behalf of Mr. Beam which was inadvertently filed late due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee who must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating and Corporate Governance Committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating and Corporate Governance Committee.

A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating and Corporate Governance Committee may impose any conditions on the transaction that it deems appropriate.

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Related Party Transactions.

During 2016, the Nominating and Corporate Governance Committee evaluated and approved two related party transactions in connection with the Company’s 2016 tender offer. Specifically, the Committee approved the participation by TCV V, L.P., TCV Member Fund, L.P. (along with TCV V, L.P., referred to as the “TCV Funds”), TCV Management 2004, L.L.C. (“TCM 2004”), and Rogram LLC. Jay Hoag, a member of our Board at the time of the tender offer, was also a member of the general partner of the TCV Funds and a member of TCM 2004. We accepted for purchase 5,237,843 shares of our common stock at a price of $7.75 per share for a total of $40.8 million, which included costs directly attributable to the tender offer, and the TCV Funds collectively tendered 3,379,249 shares for approximately $26.2 million and Rogram LLC tendered 308,713 shares for approximately $2.4 million. Additionally, Roger M. Marino, a member of our Board, indirectly controls shares in Rogram LLC. Other than as disclosed herein, we have not been a party to any other transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Leonard P. Forman (Chair)

Robert D. Burke

Bruce Levenson

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2017 is BDO USA, LLP (“BDO”). Representatives from BDO are not expected to be present at the Annual Meeting, and therefore will not be able to make a statement and will not be available to respond to appropriate questions.

Auditors’ Fees. The following table sets forth the aggregate fees for services billed to us by BDO, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.

Fee Category	2016	2015
Audit fees(1)	$525,875	$478,795
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$525,875	$478,795

(1)

Audit fees consist of (a) fees for the audit of our financial statements, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

Pre-Approval Policies and Procedures.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

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PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board and our Audit Committee have selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although stockholder approval of our Board’s appointment of BDO USA, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Board will reconsider the selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote FOR Proposal No. 2, the Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

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PROPOSAL NO. 3:

APPROVAL OF THE TECHTARGET, INC. 2017 STOCK OPTION AND INCENTIVE PLAN

We are asking our stockholders to approve our 2017 Stock Option and Incentive Plan (the “2017 Plan”), as set forth in Appendix A to this Proxy Statement, at our Annual Meeting of Stockholders. On March 10, 2017, the Board adopted the 2017 Plan, upon recommendation by the Compensation Committee, subject to the submission of the 2017 Plan to the Company’s stockholders for approval. The Board believes the 2017 Plan is important to continue advancing the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company. The 2017 Plan is intended to replace our 2007 Stock Plan, which expires on or about May 15, 2017. As of March 31, 2017, options to purchase 774,005 of Common Stock and 1,677,790 shares subject to restricted stock units, were outstanding under the 2007 Stock Plan. No additional equity grants may be made under the 2007 Stock Plan after May 15, 2017 and, in the case of incentive stock options, after April 20, 2017, but awards granted on or before such date will remain outstanding.

If the Company’s stockholders approve the 2017 Plan, we currently anticipate that the shares reserved will be sufficient to meet the Company’s expected needs through at least 2020. However, future circumstances and business needs may dictate a different result. In determining the number of shares reserved for issuance under the 2017 Plan, the Compensation Committee and the Board considered the Company’s historical grant practices, projected grants, and institutional guidance. The Compensation Committee and the Board considered the equity awards that have been granted in the past three years to the Company’s named executive officers and senior managers. Based on historical grant practices, the Compensation Committee and the Board anticipates that the proposed 3,000,000 share request will be sufficient for our equity award usage through at least 2020 based on projected share utilization. In determining the projected share utilization, the Compensation Committee and the Board considered projected future annual share utilization, cancellations, forfeitures, and repurchases of unvested restricted shares. Finally, the Compensation Committee and the Board also considered the relevant guidelines from proxy advisory firms and institutional investors. In developing our share request for the 2017 Plan and analyzing the impact of utilizing equity on our stockholders, we considered our “burn rate” and “overhang,” which we consider to be important metrics of how our equity compensation program affects our stockholders.

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for fiscal years 2016, 2015, and 2014, as well as the average over those years.

	FY2016	FY2015	FY2014	3-Year Average
Stock Options Granted	10,000	10,000	10,000	10,000

RSUs Granted	901,013	846,668	576,570	774,750

Total Granted	911,013	856,668	586,570	784,750

Basic Weighted Average Common Stock Outstanding	29,953,798	32,963,185	33,010,162	31,975,715

Gross Burn Rate(%)(1)	3.04	2.60	1.78	2.45

(1)	“Gross Burn Rate” is defined as the total number of equity awards granted in the year divided by the basic weighted average common stock outstanding.

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Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average shares outstanding for the most recently completed fiscal year. Our overhang as of March 31, 2017, was 8.3%. If the 3,000,000 shares proposed to be authorized for grant under the 2017 Plan are included in the calculation, our overhang would have been 16.0% as of March 31, 2017.

Key Features of the 2017 Plan

The 2017 Plan contains the following material terms that are designed to provide the Company with sufficient shares of Common Stock to properly incent and retain its employees, advisors and Directors, but also to align the plan with best practices. In particular, and as described more fully below, the 2017 Plan:

•	Provides for 3,000,000 shares of our Common stock authorized for issuance under the plan;
•	Requires that all stock options and SARs be granted with an exercise price that is at least equal to the fair market value of the stock on the date of grant;
•	Requires that discretionary awards to our non-employee Directors be granted and administered by a Committee of the Board, all of the members of which are independent as defined under the NASDAQ Rules;
•

Limits the number of shares of Common Stock with respect to which awards may be granted to each non-employee Director (excluding awards made in lieu of all or a portion of annual Board and Committee cash retainers) to 15,000 per calendar year;

•	Broadly prohibits the repricing of options and SARs without stockholder approval;
•

Requires that no dividends or dividend equivalents be paid with respect to options or SARs, and that any dividends or dividend equivalents with respect to restricted stock, restricted stock units, other stock-based awards and performance awards (referred to as “full-value awards”) be subject to the same vesting and forfeiture provisions as the underlying award; and

•

For purposes of Section 162(m) of the Code, (i) provides that no more than 350,000 shares of Common Stock may be made subject to awards granted per participant under the 2017 Plan per calendar year and no more than $600,000 may be payable in respect of an other-cash based award granted per participant per year under the 2017 Plan; and (ii) establishes performance criteria upon which performance goals may be based with respect to performance awards granted under the 2017 Plan.

Brief Description of the 2017 Plan

Purpose. The 2017 Plan will support the alignment of interests between employees, officers and Directors, as well as consultants and advisors to the Company who are primarily responsible for the continued success and growth of TechTarget and the Company’s stockholders through increased ownership of the Company and through market-competitive long-term equity incentives based on, among other things, individual and company-wide performance metrics. Importantly, the purpose of the 2017 Plan is to promote the interests of the Company by granting awards to employees, officers and Directors, as well as consultants and advisors to the Company, in order to attract and retain Directors, officers and key employees demonstrating outstanding abilities, provide an incentive to selected individuals to work to increase the value of the Company’s stock, and provide each such individual with a stake in the future of the Company that aligns the economic interests of such employee with the interests and expectations of our stockholders.

Authorized Shares. Up to 3,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2017 Plan. If any Award (i) expires or is terminated, surrendered, canceled or forfeited or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being

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settled in cash), the unused shares of Common Stock covered by such award will again be available for grant under the 2017 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Notwithstanding the foregoing, in the case of an independent SAR, the full number of shares subject to such SAR (or portion thereof) settled in stock will be counted against the number of shares available under the 2017 Plan regardless of the number of shares actually used to settle such SAR (or portion thereof). Shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company to purchase shares of Common Stock subject to an award or to satisfy the tax withholding obligation in respect of an award (including shares retained from the award creating the tax obligation) will be added back to the plan and will be available for future awards, provided, however, that no more than the number of shares used to satisfy the minimum statutory withholding obligation may be added back to the Plan. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an award shall not increase the number of shares available for the future grant of awards under the 2017 Plan.

Fungible Share Pool. Subject to adjustment in the event of stock splits and other similar events, any award that is not a full-value award (as defined below) will be counted against the 2017 Plan share limits as one share for each share of common stock subject to such award and any award that is a full-value award will be counted against the 2017 Plan share as 1.5 shares for each one share of common stock subject to such full-value award. “Full-value award” means any award of restricted stock, RSUs or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an award that counted as one share is returned to the 2017 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an award that counts as 1.5 shares is returned to the 2017 Plan, each applicable share reserve will be credited with the same number of shares as would count against the share limits upon grant shares.

Types of Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionee’s holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2017 Plan, stock options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionee’s holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2017 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) any other lawful means permitted by applicable law, provided a promissory note cannot be used to pay the Option exercise price, or (iv) any combination of these permitted forms of payment. No option may provide for the automatic grant of additional options in connection with the exercise of such option.

Director Options. Upon commencement of service as a non-employee Director with the Company, the 2017 Plan provides for the automatic grant of a nonstatutory stock option to purchase 2,500 shares of Common Stock to such Director. Additionally, on the date of each annual meeting of stockholders, the 2017 Plan provides for the automatic grant to non-employee Directors of the Company of a nonstatutory stock option to purchase 5,000 shares of Common Stock Each of these options has an exercise price equal to the grant date fair market value per share of the stock. The options granted to non-employee Directors have a term of ten

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years and vest in full on the first anniversary of the date the option was granted. However, the 2017 Plan provides that all such options may become immediately exercisable in the case of death, disability, or change of control of the Company. Options granted to non-employee Directors under the 2017 Plan expire on the earlier of ten years following the date of grant or six months following cessation of the non-employee Directors service with the Board. The Board has authority under the 2017 Plan to increase or decrease the shares subject to the initial and annual option grants subject to the plan limitations on award grants to non-employee Directors. In addition, the Board retains the right under the 2017 Plan to grant other types of awards to non-employee Directors, in addition to, or in lieu of, some or all of the initial or annual options awards described above.

Stock Appreciation Rights (SARs). A SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. The measurement price of each SAR shall not be less than 100% of the grant date fair market value of the SAR; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the grant date fair market value on such future date. No SAR will be granted with a term in excess of ten years and no SAR may provide for automatic grant of additional SARs in connection with the exercise of such SAR.

Restricted Stock. Restricted Stock entitles recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted Stock Units entitle the recipient to receive shares of Common Stock to be delivered at the time such unit awards vest or at a later delivery date pursuant to the terms and conditions established by the Board.

Other Stock-Based or Cash-Based Awards. Under the 2017 Plan, the Board has the right to grant other awards based upon the Company’s Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Company may also grant awards denominated in cash rather than shares of Common Stock.

Performance Awards. A committee of the Board (the “Committee”) that is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as “performance based compensation” under Section 162(m) of the Code may determine, at the time of grant, that an award of Restricted Stock, Restricted Stock Units or an Other Stock-Based or Cash-Based Award granted to a covered employee, as determined under Section 162(m)(3) of the Code, will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to GAAP or on a non-GAAP basis, as determined by the Committee: EBITDA, Adjusted EBITDA as adjusted for non-cash expenses (such as stock-based compensation expenses), net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such goals may reflect

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absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

With respect to awards that are intended to qualify as performance based compensation, the Committee may adjust downward, but not upward, the cash or number of shares deliverable with respect to such Award, and the Committee may not waive the achievement of the performance conditions with respect to such award except in the case of the death or disability of the participant or a change in control of the Company.

Dividends; Dividend Equivalents. No option or SAR may be granted with the right to receive dividend equivalents. Any dividends or dividend equivalents paid with respect to other types of awards will be subject to the same restrictions on transferability and forfeitability as the award with respect to which paid.

Limitation on Repricing. Without the approval of our stockholders, we may not (except in connection with recapitalizations or reorganization events): (1) amend any outstanding option or SAR granted under the 2017 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2017 Plan) and grant in substitution therefor new Awards under the 2017 Plan (other than certain substitute awards as described below) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value, other than in connection with recapitalizations and the like or reorganization events, or (4) take any other action under the 2017 Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards; Award Limits. Employees, officers, Directors, consultants and advisors of the Company and its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board, are eligible to be granted Awards under the 2017 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2017 Plan may not exceed 350,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which

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Awards may be granted under the 2017 Plan to non-employee Directors (excluding Awards made in lieu of all or a portion of annual Board and Committee cash retainers) shall not exceed 15,000 per calendar year. The maximum amount of cash that may be paid with respect to an Other-Cash Based Award granted to any participant under the 2017 Plan may not exceed $600,000 per calendar year.

Plan Benefits. As of April 21, 2017, approximately 88 persons were eligible under our equity compensation program to receive awards under the 2017 Plan, including our five named executive officers and four non-employee Directors. The granting of awards under the 2017 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 21, 2017, the last reported sale price of our Common Stock on the NASDAQ was $9.25.

Administration. The 2017 Plan will be administered by the Compensation Committee of the Board. Subject to the provisions of the 2017 Plan, the Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2017 Plan that it deems advisable and to construe and interpret the provisions of the 2017 Plan and any award agreements entered into under the 2017 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2017 Plan or any award in the manner and to the extent it deems expedient to carry the 2017 Plan into effect and will be the sole and final judge of such expediency. All decisions by our Board will be made in the Board’s sole discretion and will be final and binding on all persons having or claiming any interest in the 2017 Plan or in any award. No Director or person acting pursuant to the authority delegated by the Board will be liable for any action or determination made in good faith relating to or under the 2017 Plan.

Our Board may delegate any or all of its powers under the 2017 Plan to a committee or subcommittee of the Board, provided that such committee shall be comprised not less than two members, each member of which shall be an independent Director under applicable stock exchange rules, an “outside” directors within the meaning of Section 162(m) of the Code, and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Board has authorized our Compensation Committee to administer certain aspects of the 2017 Plan, including the grants of awards to executive officers.

In addition, to the extent permitted by applicable law including, but not limited to, Sections 152 and 157(c) of the General Corporation law of the State of Delaware, the Board may delegate to one or more of our officers the power to grant awards, subject to any limitations provided in the 2017 Plan, to our employees or officers, and to exercise such other powers under the 2017 Plan as our Board may determine. Our Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

Awards to non-employee Directors may be granted and administered only by a committee, all of the members of which are independent Directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

Subject to any applicable limitations contained in the 2017 Plan (including with respect to performance awards), our Board generally selects the recipients of Awards and determines the following with respect to such Awards:

•	the number of shares of our Common Stock covered by options and the dates upon which the options become exercisable;
•	the exercise price of options and measurement price of SARs (neither of which may be less than 100% of the grant date fair market value of our Common Stock);
•	the duration of options and SARs (neither of which may exceed ten years); and
•

the number of shares of our Common Stock subject to any SAR, award of Restricted Stock, Restricted Stock Units or Other Stock-Based or Cash-Based Award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

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Each award under the 2017 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants in the 2017 Plan uniformly. Our Board will determine the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights, or receive any benefits, under an award.

The Board is required to make appropriate adjustments in connection with the 2017 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend. The 2017 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding awards (other than awards of Restricted Stock) on such terms as the Board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice, provide that all unvested awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;
•

in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•

provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and applicable tax withholdings); and

•	any combination of the foregoing.

The 2017 Plan contains additional, specific provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a Reorganization Event.

In connection with a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock will inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

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The 2017 Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the 2017 Plan). The definition of Change in Control Event for purposes of the 2017 Plan is intended to conform to the description in Treasury Regulation section 1.409A-3(i)(5), or in subsequent Internal Revenue Service guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when an award is subject to Section 409(A). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the Company, the vesting schedule of each option will be accelerated in part so that one-half of the number of shares that would have otherwise first become vested on any date after the date of the Change in Control Event will immediately become exercisable. Subject to the following sentence, the remaining one-half of such number of shares will continue to become vested in accordance with the original vesting schedule set forth for such option with one-half the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date. Additionally, each such option will be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2017 Plan) by the participant or is terminated without Cause (as defined in the 2017 Plan) by the Company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock or restricted stock unit award or any other agreement between a participant and the Company, the vesting schedule of each restricted stock or restricted stock unit award will be accelerated in part so that one-half of the number of shares that would have otherwise first become free from conditions or restrictions on any date after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares will continue to become free from conditions or restrictions in accordance with the original schedule set forth in such restricted stock or restricted stock unit award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions and restrictions on each subsequent vesting date. Additionally, each such restricted stock or restricted stock unit award will immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

The Board may at any time provide that any award will become immediately exercisable in full or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Our Board may also amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject in each case to the limitations set forth in the 2017 Plan with respect to repricings, performance awards, and actions requiring stockholder approval, provided that such actions will require the approval of the participant, unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant or is otherwise permitted by the 2017 Plan.

Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2017 Plan. Substitute Awards will not count against the 2017 Plan’s overall share limit, except as may be required by reason of Section 422 and related provisions of the Code.

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Provisions for Foreign Participants. The Board may establish subplans or procedures under the 2017 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination. No Award may be made under the 2017 Plan after the expiration of ten (10) years after the date stockholders approve the 2017 Plan, however, awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2017 Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2017 Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than twelve (12) months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

If our stockholders do not approve the adoption of the 2017 Plan, the 2017 Plan will not go into effect, and we will not grant any Awards under the 2017 Plan. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of the needs of our company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2017 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss

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equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within thirty days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a RSU. A participant is not permitted to make a Section 83(b) election with respect to a RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards and Cash-Based Awards. The tax consequences associated with any Other Stock-Based Award or any Cash-Based Award granted under our 2017 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote FOR Proposal No. 3, the Approval of the TechTarget, Inc. 2017 Stock Option and Incentive Plan.

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PROPOSAL NO. 4:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act in 2011 and the related rules of the SEC, we are asking for your advisory (non-binding) vote on the following resolution (“Say on Pay”):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders, is hereby APPROVED.”

This “Say on Pay” proposal gives stockholders the opportunity to endorse - or not endorse - our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan. We invite you to consider the details of our executive compensation program and the tables and narrative discussion provided in the Compensation Discussion and Analysis section of this Proxy Statement. These will provide you with the valuation of the individual elements of our compensation program and allow you to view the trends in compensation for the years presented.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. As an advisory vote, this proposal is not binding upon our Board or us. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers and subject to the Board’s consideration of the results of this year’s advisory vote on the frequency of holding a Say on Pay vote (Proposal No. 5).

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote FOR Proposal No. 4, the Approval, on an advisory (non-binding) basis, of the compensation of our executive officers as described in these proxy materials.

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PROPOSAL NO. 5:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

In addition to providing stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation (Proposal No. 4), pursuant to Section 14A of the Exchange Act, the Company is providing Stockholders with the ability to cast an advisory (non-binding) vote on the frequency on which the advisory (non-binding) vote on executive compensation should be held.

At the Company’s 2011 Annual Meeting of Stockholders, the Company’s Stockholders elected to hold its advisory (non-binding) vote on executive compensation every three years. The Board has not observed any reason why the triennial vote on executive compensation should not continue and, therefore, has determined that an advisory vote on executive compensation that occurs once every three years continues to be the most appropriate choice for the Company. The Board recommends that the Company’s Stockholders again vote for a three year interval for the advisory (non-binding) vote on executive compensation. The Board continues to believe that this frequency is appropriate because (i) our compensation program does not change significantly from year to year, (ii) our compensation program does not contain any significant risks that might be of concern to our stockholders; (iii) a longer interval between votes is consistent with our long-term compensation objectives; and (iv) our compensation programs are designed, in large measure, to reward and incentivize long-term performance.

Although we believe that continuing to hold an advisory (non-binding) vote on executive compensation every three years reflects the right balance of considerations in the normal course, we will periodically reassess that view and will provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote FOR the option of “3 YEARS” for Proposal No. 5 on the frequency of the stockholder advisory (non-binding) vote on the Company’s executive compensation program.

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STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

With respect to any Stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act in order for such proposal to be included in the Proxy Statement for our Annual Meeting of Stockholders for 2018, it must be received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than January 1, 2018.

If you wish to present a proposal or a proposed Director candidate at the 2018 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2017 Annual Meeting. However, if the date of the 2018 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than sixty days after the first anniversary of the 2017 Annual Meeting of Stockholders, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2018 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or annual report to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (888) 274-4111. If you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company’s proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone or by other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

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Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (888) 274-4111. This Proxy Statement and our Form 10-K are also available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about May 1, 2017 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

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APPENDIX A

TECHTARGET, INC.

2017 STOCK OPTION AND INCENTIVE PLAN

1.	PURPOSE OF THE PLAN.

The purpose of this 2017 Stock Option and Incentive Plan (the “Plan”) of TechTarget, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	ELIGIBILITY.

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), RSUs (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9) and Cash-Based Awards (as defined in Section 9). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	ADMINISTRATION AND DELEGATION.

(a)         Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)         Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(d) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, $0.001 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an independent director under applicable stock exchange rules, an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

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(c)         Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

(d)         Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(e)         Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in which the Company and its subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws, policies, customs, or practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

4.	STOCK AVAILABLE FOR AWARDS.

(a)	Number of Shares; Share Counting.

(1)         Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 3,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)         Fungible Share Pool. Subject to adjustment under Section 11, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) and as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and as one and a half shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as one and a half shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with the same number of shares as would count against the share limits upon grant shares.

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(3)         Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(2):

(A)         all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(3); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)         if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(3) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)         shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards; provided that no more than the number of shares used to satisfy the statutory minimum tax withholding obligation shall be added back to the Plan pursuant to this section 4(a)(3)(C)(ii); and

(D)         shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)         Sublimits. Subject to adjustment as provided under Section 10, the following sublimits on the number of shares subject to Awards shall apply:

(1)         Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 350,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). The fungible share counting rules in Section 4(a)(2) shall not apply for purposes of this Section 4(b)(1) and instead, each share subject to any type of Award shall be counted as one share for purposes of this Section 4(b)(1).

(2)         Limit on Awards to Non-Employee Directors. The maximum number of shares of Common Stock subject to Awards that may be granted to any individual non-employee director under the Plan

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(excluding Awards made in lieu of all or a portion of annual Board and Committee cash retainers) shall be 15,000 per calendar year. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

(c)         Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	STOCK OPTIONS.

(a)         General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)         Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of TechTarget, Inc., any of TechTarget, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)         Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)         if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)         if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3)         if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

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For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)         Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of ten (10) years.

(e)         Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)         Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)         in cash or by check, payable to the order of the Company;

(2)         except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)         to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)         to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

2017 Stock Option and Incentive Plan

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(5)         to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6)         by any combination of the above permitted forms of payment.

(g)         Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)         No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)         No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	DIRECTOR OPTIONS.

(a)         Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option to purchase 2,500 shares of Common Stock (subject to adjustment under Sections 6(d), 6(e) or 10).

(b)         Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 6(d), 6(e) or 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six (6) months.

(c)         Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the Grant Date Fair Market Value of the Common Stock, (ii) vest in full on the first anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an option granted under Section 6(b), if earlier, on the date that is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and provided further that the Board may provide for accelerated vesting in the case of death, disability, change in control, (iii) expire on the earlier of ten (10) years from the date of grant or six (6) months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

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(d)         Board Discretion. The Committee referenced in Section 3(c) retains the specific authority to increase or decrease from time to time the number of shares subject to Options granted under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2).

(e)         Non-exclusive Grants. The Board retains the specific authority to grant Options, SARs, Restricted Stock, RSUs and Other Stock-Based Awards and Cash-Based Awards in addition to or in lieu of some or all of the Options provided for in this Section 6, subject to the limitation on the aggregate number of shares with respect to which Awards may be granted to non-employee directors set forth in Section 4(b)(2).

7.	STOCK APPRECIATION RIGHTS.

(a)         General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

(b)         Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)         Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of ten (10) years.

(d)         Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)         Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f)         No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)         No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

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8.	RESTRICTED STOCK; RSUs.

(a)         General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b)         Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)         Additional Provisions Relating to Restricted Stock.

(1)         Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)         Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)         Additional Provisions Relating to RSUs.

(1)         Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)         Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3)         Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid

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currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	OTHER STOCK-BASED AND CASH-BASED AWARDS.

(a)         General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)         Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)         Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

10.	PERFORMANCE AWARDS.

(a)         Grants. Restricted Stock, RSUs and Other Stock-Based Awards and Cash-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). Performance Awards can also provide for cash payments of up to $600,000 per calendar year per individual.

(b)         Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)         Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA as adjusted for non-cash expenses (such as stock-based compensation expenses), net

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income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)         Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)         Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS.

(a)         Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, each Option issuable under Section 6, and each Option issuable under Section 6, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend

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shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)         Reorganization Events.

(1)         Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)         Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)         In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)         Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not

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permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)         For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)         Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)        Change in Control Events.

(1)         Definitions.

(A)         A “Change in Control Event” shall mean: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired

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such security directly from the Company or an underwriter or agent of the Company) or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(B)         “Good Reason” shall mean (i) if the Participant is a party to an employment or other agreement that defines “good reason”, then good reason as defined in such agreement and (ii) otherwise, (a) a material diminution in base compensation, (b) a material diminution in duties, authority or responsibilities, (c) a material relocation or (d) a material breach of the Award agreement or other employment or service agreement between the Company and the Participant. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than ninety (90) days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within thirty (30) days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six (6) months following the Company’s receipt of such notice.

(C)         “Cause” shall mean (i) if the Participant is a party to an employment or other agreement that defines “cause”, then cause as defined in such agreement and (ii) otherwise, any act (a) whether or not involving the Company or any affiliate of the Company, of fraud or gross misconduct, (b) the

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commission by the Participant of (x) a felony or (y) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or (c) gross negligence or willful misconduct of the Participant with respect to the Company or any affiliate of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.

(2)         Effect on Options. Notwithstanding the provisions of Section 11(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3)         Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4)         Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5)         Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 11(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code.

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12.	GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a)         Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 12(a) shall be deemed to restrict a transfer to the Company.

(b)         Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine (such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company). Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)         Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)         Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value

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equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)         Amendment of Award. Except as otherwise provided in Section 5(g), 7(e), 10, 12(g) and 12(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 11.

(f)         Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)         Limitations on Vesting. Subject to Section 12(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h)         Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

13.	MISCELLANEOUS.

(a)         No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)         No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)         Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.

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(d)         Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than twelve (12) months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)         Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)         Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

2017 Stock Option and Incentive Plan

APPENDIX A

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)         Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)         Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

2017 Stock Option and Incentive Plan

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 16, 2017.
Vote by Internet
• Go to www.envisionreports.com/TTGT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends that you vote FOR the election of the nominees listed below.

1. Election of Class I Directors:	For	Withhold		For	Withhold

01 - Michael Cotoia	☐	☐	02 - Roger M. Marino	☐	☐	+

The Board of Directors recommends that you vote FOR Proposals 2, 3, and 4.

		For	Against	Abstain		For	Against	Abstain
2.	To ratify the appointment of BDO USA LLP, as the Company’s independent public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	3. To approve the Company’s 2017 Stock Option and Incentive Plan.	☐	☐	☐
4.	To approve an advisory (non-binding) proposal on the compensation of the Company’s executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends that you vote for stockholder approval every 3 YEARS.

		3 Years	2 Years	1 Year	Abstain
5.	To approve an advisory (non-binding) proposal on the frequency of the stockholder advisory vote on the Company’s compensation of executive officers.	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02KQFB

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — TechTarget, Inc.

Annual Meeting of Stockholders – June 16, 2017

This Proxy Is Solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints, Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. Eastern Time, on Friday, June 16, 2017, at our corporate headquarters at 275 Grove Street, Newton, MA 02466, and at any adjournment or postponement thereof.

Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposals 2, 3, and 4, and FOR every 3 YEARS for Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)